SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012

WORDLOGIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-32865	88-0422023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1130 West Pender Street, Suite 230

Vancouver, British Columbia, Canada V6E 2P4

 (Address of principal executive offices)

(604) 257-3660

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On February 29, 2012, WordLogic Corporation, a Nevada corporation (the “Corporation”) has entered into a Patent Licensing Agreement with RPX Corporation to license the Corporation’s software patents.  Details allowable under the terms of the Patent Licensing Agreement are set forth below:

WORDLOGIC SIGNS PATENT LICENSING

AGREEMENT WITH RPX CORPORATION

VANCOUVER BC (February 29, 2012)--WordLogic Corporation (NASDAQ: WLGC), a developer of technology and software for text input on electronic devices, is pleased to announce that it  has entered into an agreement with RPX Corporation, for RPX to license WordLogic’s advanced predictive input software patents on behalf of their clients.

Under the terms of the agreement, WordLogic Corporation will receive a $5 million non-dilutive cash payment, while retaining full ownership of its patent portfolio.

The technology protected and defined in the licensed patents was developed by WordLogic for the mobile marketplace including smart phones, tablets and PCs. WordLogic is pursuing additional product licensing deals with major handset manufacturers for its array of intelligent input and display software technologies.

“This agreement allows WordLogic to continue to license its products to global smart phone and tablet manufacturers,” says Mr. Frank Evanshen, CEO of WordLogic. “RPX recognized the value of the technology described in those patents – that technology is what powers the WordLogic brand and product offerings.”

WordLogic Corporation (OTC: WLGC) licenses advanced predictive text input software and technology designed to make application key entry and search faster, more accurate, intuitive and helpful. The company's innovations operate with applications on a wide variety of consumer electronic devices, including smartphones, tablets, PC's, Internet TV, media players, automotive infotainment and game consoles.

WordLogic offers its Intelligent Input™ keyboard on desktop PCs and smartphones. The company's intellectual property portfolio includes multiple issued and pending U.S. and international patents and patent applications.

ABOUT WORDLOGIC CORPORATION

For more information about WordLogic Corporation, visit www.wordlogic.com.

To send a message via Twitter, contact us at www.twitter.com/wordlogiccorp, or visit us on Facebook, www.facebook.com/wordlogiccorp. WordLogic headquarters is located at 1130 West Pender Street, Suite 230, Vancouver, BC, Canada. Telephone: 1.866.WORDLOGIC (main office); Frank Evanshen, CEO, 1+604.257.3660, fevanshen@wordlogic.com; Roger Sichel, Director of Business Development, 1+914.589.5848, rsichel@wordlogic.com;

ABOUT RPX CORPORATION

RPX Corporation is a provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence and advisory services.  By acquiring patents, RPX helps to mitigate and manage patent risk for its growing client network.

Media Contact: Aaron Biller, Director of Media and PR, abiller@BillerCommunications.com, 1+212.663.4862

Forward-looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and are subject to risks and uncertainties. See WordLogic's filings with the US Securities and Exchange Commission which identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.

SOURCE: WordLogic Corporation

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2012	WORDLOGIC CORPORATION

By: /s/ Franklin Evanshen
Franklin Evanshen President, Chief Executive Officer, Director